SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 4, 1996

   The Annual Meeting of the Stockholders of Journal Communications, Inc. (the "Company") will be held at the lunchroom of NorthStar Print Group, Inc., 1222 Perry Way, Watertown, Wisconsin 53094, on Tuesday, June 4, 1996, at 9:00 a.m. for the purpose of electing twenty-five (25) directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1997 Annual Meeting.

   Stockholders of record at the close of business on May 3, 1996, will be entitled to vote at this meeting or any adjournment thereof. Also, active employees of the Company or its subsidiaries who hold units of beneficial interest in the Journal Employees' Stock Trust as of May 3, 1996, are entitled to vote pursuant to the enclosed proxy.

   Regardless of the number of shares or units you own, it is important that you be represented at the meeting. Therefore, please sign, date and return the enclosed proxy form in the return envelope provided. If you attend the meeting, you may revoke your proxy and vote in person if you so desire.


                                 By Order of the Board of Directors,



                                 PAUL E. KRITZER,
                                   Secretary




   Dated:  May 14, 1996

                         TRUSTEES' PROXY TO UNITHOLDERS

     For the Annual Meeting of Stockholders of Journal Communications, Inc.
                           to be held on June 4, 1996


   KNOW ALL PERSONS BY THESE PRESENTS that the undersigned holders of 12,960,000 shares of capital stock of Journal Communications, Inc., a Wisconsin corporation, do hereby appoint each unitholder in the Journal Employees' Stock Trust, as proxy with power of substitution, for and in the name of the undersigned to vote one share of said stock for each Trust unit held by such unitholder as evidenced on the transfer books of the Trustees at the close of business on May 3, 1996, at the Annual Meeting of Stockholders of said Company to be held at the time and place specified in the foregoing notice and at any adjournment of said meeting, in relation to any and all matters which may properly come before such meeting, with all of the powers that the undersigned would possess if personally present thereat. A certified list of such unitholders, together with the number of shares they are so entitled to vote, has been delivered to the Company by the Trustees.

   This proxy is issued pursuant to the provisions of Section 21 of the Journal Employees' Stock Trust Agreement dated May 15, 1937, and the authority hereby conferred is subject to each of the restrictive conditions expressed therein as follows:

        "The Trustees, as soon as they shall receive notice of any meeting of the owners of Journal Stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible-transferees, a proxy authorizing him/her or such other person or persons as he/she may substitute for him/her to vote at such meeting the number of shares of Journal Stock represented by the units owned by him/her, provided, however, and each such proxy shall so state, that neither the owner of such units nor his/her substitute or substitutes shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or
        (b) to dissolve the Company, or (c) to merge or consolidate the Company with any other corporation or corporations in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee-owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the Trustees to offer all shares held by the Trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The Trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy were signed by them personally.

        "The Trustees shall have exclusive authority to vote all shares of Journal Stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees."

   The Trustees will vote 5,593,876 units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible transferees.



   Dated:  May 13, 1996

                     Trustees Under Journal Employees' Stock
                       Trust Agreement, dated May 15, 1937


          ROBERT A. KAHLOR                     DOUGLAS G. KIEL

          STEVEN J. SMITH                      PAUL M. BONAIUTO

          THOMAS M. KARAVAKIS

                          JOURNAL COMMUNICATIONS, INC.
                              333 West State Street
                           Milwaukee, Wisconsin  53203

                                 PROXY STATEMENT

   Solicitation of Proxies
   The enclosed Proxy is solicited by the Board of Directors of Journal Communications, Inc. (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Stockholders at 9 a.m. on Tuesday, June 4, 1996 (the "Annual Meeting"), in the lunchroom of NorthStar Print Group, Inc., 1222 Perry Way, Watertown, Wisconsin 53094. In addition to the use of the mails at Company expense, the Company may, if it deems it desirable, solicit proxies personally, by telephone, by e-mail, by facsimile or by other written communication. Solicitations will be made by regular employees of the Company at Company expense; however, no such person will receive any compensation over and above his normal remuneration. A stockholder or unitholder who executes a proxy may revoke it by giving written notice to the Secretary of the Company before the meeting or by so stating in the open meeting before the proxy is exercised. Any proxy that is not revoked will be voted at the meeting in accordance with the instructions given on the enclosed proxy form. This proxy statement and enclosed proxy card are being sent to shareholders and unitholders on or about May 14, 1996.

   Outstanding Voting Securities
   The Company has only one class of stock authorized and outstanding ("Journal Stock"). Stockholders of record at the close of business on May 3, 1996, are entitled to notice of the meeting and to vote the shares of Journal Stock held on that date. Each share is entitled to one vote. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares or units of beneficial interest not voted at the Meeting, whether due to abstention or otherwise, will have no impact on the election of directors. On May 3, 1996, 14,400,000 shares of Journal Stock were outstanding, of which 12,960,000 shares were held by the Trustees of the Trust under the Journal Employees' Stock Trust Agreement ("JESTA"), dated May 15, 1937, which shares were, in turn, represented by a like number of units of beneficial interest ("units") issued by the JESTA Trustees. See "Beneficial Ownership under JESTA" for a further description of JESTA and the voting rights of the holders of units ("unitholders"). On May 3, 1996, the Company was the holder of 1,199,087 units, which will not be voted at the meeting.

   Principal Shareholders
   Listed in the following table are the beneficial owners as of May 3, 1996, of more than five percent (5%) of the issued Journal stock.


    Name and Address       Title of    Type of     Amount      Percentage
                           Class       Ownership   Owned       of Class


    Journal Employees'     Common      Beneficial  12,960,000      90%
    Stock Trust,                       and Record
    333 W. State St.,
    Milwaukee, WI
    53203

    Matex Inc.,            Common      Beneficial  1,320,000      9.2%
    735 N. Water St.,                  and Record
    Milwaukee, WI
    53202


   Ownership by Directors and Officers as a Group
   Voting securities beneficially owned by directors and director nominees are disclosed under "Election of Directors", below. The twenty-seven (27) directors, director nominees and officers of the Company as a group (but excluding David G. Meissner) are the beneficial owners of 531,447 units, or 3.7% of the number of issued shares of Journal Stock. Mr. Meissner owns no units but is an officer and director of Matex Inc., which owns 1,320,000 shares of Journal Stock. Mr. Meissner's wife and two adult children are also officers and directors of Matex Inc., and together they own or have a beneficial interest in 33% of the outstanding common stock of Matex Inc. Mrs. Meissner also has a 33% beneficial interest in a trust that holds 120,000 shares of Journal Stock. Other members of Mrs. Meissner's family own or have a beneficial interest in the remaining 67% of Matex Inc. shares and the trust that holds the 120,000 shares of Journal stock.

   Beneficial Ownership Under  JESTA

   On May 3, 1996, the Journal Employees' Stock Trust (the "Stock Trust"), of which Robert A. Kahlor, Steven J. Smith, Thomas M. Karavakis, Douglas G. Kiel and Paul M. Bonaiuto are the Trustees, owned of record 12,960,000 shares or ninety percent (90%) of the outstanding Journal Stock. The Stock Trust issues units, each unit representing one share of Journal Stock. On May 3, 1996, the 12,960,000 units of beneficial ownership issued by the Stock Trust were owned as follows: Active employee unitholders, 6,167,037, retirees and trusts, 5,593,876, and Journal Communications, Inc., 1,199,087.

   The Trustees are required to deliver to each employee unitholder a proxy, with the right of substitution, for the number of shares of Journal Stock represented by his/her units. The Trustees' proxy, which is included with this proxy statement, is subject to certain limitations in the Journal Employees' Stock Trust Agreement. Those limitations are set forth in the "Trustees' Proxy to Unitholders."

   Whenever a unitholder ceases to be an employee of the Company for any reason except retirement, corporate downsizing or restructuring, the unitholder must offer his/her units for resale to employees designated by the President of the Company. The President cannot allocate units to himself. Employees who retire or are separated from the Company due to downsizing or restructuring may retain a decreasing percentage of their units for a limited number of years. Employee benefit trusts are eligible to hold units. All units held by retirees, employee benefit trusts and other trusts are voted by the Trustees of the Stock Trust. On the record date, retirees and trusts held 5,593,876 units representing forty-two percent (42%) of the outstanding and issued Journal Stock.

   All of the Trustees are directors and officers of the Company and receive no additional compensation for this service. They have no beneficial interest in the Journal Stock owned by the Trust other than through the units they own individually.

                              ELECTION OF DIRECTORS

   The Company's By-laws provide that the number of directors shall be no less than three (3) and no more than twenty-six (26) and that all directors shall be elected annually. Twenty-five (25) directors have been nominated to serve until the next Annual Meeting of Stockholders. Management intends to vote its proxies for the election of the twenty-five
   (25) nominees listed below. Although management expects that each of the nominees will be available for election, if any of them is not a candidate at the time the election occurs, the proxies will be voted for the other
   nominees and may be voted for substituted nominees.   Pursuant to the
   Company's By-laws, written notice of other qualifying nominations for election to the Board of Directors must have been received by the Secretary by March 15, 1996. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made at the Meeting. The nominees for directors of the Company are listed in the following table.


       Nominees         Principal Occupation (1)     Age        Date Elected           Units Owned
                                                                  Director            Beneficially (2)

    Todd K. Adams        Senior Vice President &      37       (3)                           13,475
                         Chief Financial Officer,
                         Journal Sentinel Inc.

    Paul M. Bonaiuto     Senior Vice President &      45       June 8, 1993                  13,000
                         Chief Financial Officer

    James J. Ditter      Vice President;              34       September 6, 1995              2,740
                         President, MRC
                         Telecommunications, Inc.

    Robert M. Dye        Vice President               48       March 6, 1990                 41,580

    Christine A.         Assistant Secretary and      47       June 8, 1993                  31,550
     Farnsworth          Corporate Retirement
                         Benefits Manager

    Gregory H. Forbes    Vice President;              46       June 8, 1993                  25,000
                         President, IPC
                         Communication Services,
                         Inc.

    Richard J. Gasper    President, NorthStar Print   52       (3)                            4,680
                         Group, Inc.

    Rhonda G.            Secretary to Marketing       42       (3)                            2,075
     Giebenrath          Manager, Circulation
                         Department, Journal
                         Sentinel Inc.

    David J. Hauser      Layout Artist, Creative      41       (3)                            2,445
                         Advertising Services,
                         Journal Sentinel Inc.

    Thomas J. Heinen     Suburban Issues Reporter,    47       (3)                            7,620
                         Milwaukee Journal Sentinel,
                         Journal Sentinel Inc.

    Stephen O. Huhta     Vice President;              40       June 8,1993                   26,355
                         Senior Vice President of
                         Operations, Add, Inc.

    Robert A. Kahlor     Chairman of the Board & CEO  62       March 6, 1973                 90,435

    Thomas M. Karavakis  Senior Vice President;       65       June 5, 1984                  77,035
                         President, Add, Inc.

    Mark J. Keefe        President, PrimeNet          36       (3)                            3,000
                         Marketing Services, Inc.

    Douglas G. Kiel      Senior Vice President;       47       June 4, 1991                  30,000
                         President, Journal
                         Broadcast Group, Inc.

    Paul E. Kritzer      Vice President and           54       June 5, 1990                  35,070
                         Secretary

    Ronald G. Kurtis     Vice President;              49       June 8, 1993                  54,800
                         Senior Vice President &
                         CFO, Journal Broadcast
                         Group, Inc.

    David G. Meissner    Executive Director, The      58       June 7, 1988                      (4)
                         Public Policy Forum


    Armin J. Ott         Meteorologist, WTMJ News,    48       (3)                            1,320
                         Journal Broadcast Group,
                         Inc.

    Donna M. Riehle      Investment Savings Plan      28       (3)                               75
                         Assistant, Journal
                         Communications, Inc.

    Ralph P. Schumacher  Color Artist, Production     52       (3)                            1,100
                         Department, Journal
                         Sentinel Inc.

    Steven J. Smith      President                    46       June 2, 1987                  73,880

    Keith K. Spore       Senior Vice President;       53       September 6, 1995             22,000
                         President, Journal Sentinel
                         Inc.

    Christopher S.       Marketing Manager, Add,      26       June 6, 1995                     570
     Thomas              Inc. (Waupaca)

    David M. Thomas      Sheeter Operator, NorthStar  28       (3)                              182
                         Print Group, Inc.
                         (Milwaukee)


   ____________________________
   (1) All nominees except David G. Meissner, Paul M. Bonaiuto, Gregory H. Forbes, James J. Ditter, Mark J. Keefe, Richard J. Gasper and Christopher S. Thomas have been employed by the Company for over five
        (5) years at the time of the Annual Meeting. Mr. Meissner is not employed by the Company. Mr. Bonaiuto has been Chief Financial Officer since January 1996 and was elected Section Vice President on March 5, 1996. Previously, he had been President of NorthStar Print Group, Inc., from June 1994 to January 1996; Senior Vice President of Perry Printing Corporation, then a subsidiary of the Company, from July 1992 to June 1994, and Executive Vice President of The Peterson Group, Wilmington, Delaware, a private equity investment firm, for the remainder of the past five-year period. Mr. Forbes joined the Company in 1992 when Imperial Printing Company, of which he was President and owner, was acquired by the Company. Mr. Ditter was elected President of MRC Telecommunications, Inc., in September 1995 after serving as that company's Chief Financial Officer, Vice President and Senior Vice President since August 1992. Prior to that, Mr. Ditter had been the Controller for Peck Foods Corporation, Milwaukee. Mr. Keefe was elected President of PrimeNet Marketing Services, Inc. in October 1995. Prior to that he had been a manager in the Minneapolis office of FDC, Inc., where he was a vice president from April 1992 to December 1993, and vice president and general manager of the Computer Services Division of Donnelley Marketing, Inc., in Minneapolis from January 1994 to September 1995. Mr. Gasper was elected President of NorthStar Print Group, Inc., in January 1996. Prior to that, he had been the vice president and general manager of Label Products & Design, Inc., from April 1993 to December 1995, and President of Competitive Advantage, Inc., a consulting company in Florence, South Carolina, for two years. Mr. Thomas, who joined Add, Inc. in March 1992, had previously been an educational software writer for The Conover Company, Oshkosh, Wisconsin.
   (2) No director or officer owns one percent (1%) of the outstanding Journal Stock, except as noted above in "Ownership by Directors and Officers as a Group."
   (3)  New nominee for election as director of the Company at the Annual
        Meeting.
   (4)  See "Ownership of Directors and Officers as a Group," above.

   Directors' Fees
   The Company does not pay fees to its directors for their service on the Board of Directors or for attendance at meetings of the Board. All Directors except Mr. Meissner are full-time employees of the Company or a subsidiary and are compensated in their capacities as employees. The members of the Compensation Committee receive an annual retainer of $3,000 plus $1,000 for each meeting of the Compensation Committee attended.

   Board of Directors' Affiliations
   The following affiliation existed between the Company and a director in 1995. David G. Meissner was President of Morgan&Myers/The Barkin Group, a Milwaukee public relations firm, through March 1995. Upon management's request, his firm provided consulting services to the Company at a cost of $11,021 between January 1, 1995, and March 28, 1995. On March 29, 1995,
   Mr. Meissner terminated his employment and equity ownership with this firm.

   The Board of Directors and Committees
   The Board of Directors met four (4) times during 1995. All of the directors of the Company during 1995 attended at least 75% of the aggregate of the (i) full meetings of the Board of Directors and (ii) meetings of committees of the Board of Directors. In addition, the Board of Directors adopted resolutions by unanimous written consent without a meeting on three (3) occasions in 1995.

   The Board of Directors has one committee, the Compensation Committee, which held two (2) meetings in 1995. The Board of Directors does not have an executive committee, an audit committee or a nominating committee.

   The Compensation Committee is charged with the responsibility for assuring that the officers and key management personnel of the company are effectively compensated in terms of salary and benefits that are internally equitable and externally competitive. The members of the Compensation Committee are David G. Meissner (Chair), James L. Forbes and Roger D. Peirce. (James L. Forbes is not related to Gregory H. Forbes). Mr. Forbes and Mr. Peirce are not directors of the Company. No member of the Compensation Committee can be an employee of the Company. In March 1995, Mr. Meissner became the Executive Director of The Public Policy Forum, a non-profit civic organization dedicated to providing research on civic issues in Milwaukee, Mr. Forbes ws President/CEO of Badger Meter, Inc., Milwaukee, and Mr. Peirce was President of Valuation Research Corporation, Milwaukee.

   Executive Compensation
   The following table sets forth the 1995 compensation for the Company's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual for the last three fiscal years:

                           Summary Compensation Table
                            Annual Compensation
     Name & Principal                                     Incentive           All Other
     Position                   Year        Salary       Compensation        Compensation

     Robert A. Kahlor           1995        486,971        67,275                 3,750
     Chairman of the Board      1994        397,150        55,500                 3,750
     and Chief Executive        1993        362,619             0                 5,896
     Officer

     Steven J. Smith            1995        366,468        37,571                 3,750
     President                  1994        297,730        33,595                 3,750
                                1993        271,173             0                 2,358

     Peter P. Jarzembinski      1995        300,300         9,900                 3,750
     Senior Vice President      1994        229,474        24,958                 3,750
     & CFO (Resigned            1993        206,517             0                 5,380
     January 3, 1996)

     Thomas M. Karavakis        1995        240,973        23,500                 3,750
     Senior Vice President;     1994        212,710        82,416                 3,750
     President of Add, Inc.     1993        190,290        22,792                 4,757

     Douglas G. Kiel            1995        271,678        82,960                 3,750
     Senior Vice President,     1994        208,246        84,000                 3,124
     President of Journal       1993        181,549        15,481                 3,569
     Broadcast Group, Inc.

   Other Compensation.
   The Journal Communications, Inc. Investment Savings Plan is maintained for eligible employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., Add, Inc. (and its subsidiaries), PrimeNet Marketing Services, Inc., NorthStar Print Group, Inc., Trumbull Printing, Inc., and MRC Telecommunications, Inc. (and its subsidiaries). Employees of IPC Communication Services, Inc. became eligible to participate in the Journal Communications, Inc. Investment Savings Plan
   on January 1, 1996.   Employees covered by union pension plans that
   receive Company contributions may also participate in the Company's Investment Savings Plan, but such employees are not eligible to receive matching Company funds.

   All of the five highest-compensated officers were participants in the Journal Communications, Inc. Investment Savings Plan. Employer contributions to the plan on behalf of these officers are listed in the Summary Compensation Table above.

   Pension Plan
   The Journal Employees' Pension Trust is completely funded by the Company. The amount of the Company's annual contributions to the plan cannot be determined on an individual basis, because the plan has no individual accounts. Company contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The amount of accrued benefits is actuarially determined by Hewitt & Associates under the accrued benefit valuation method. The plan was approved by the IRS on October 6, 1986. It is a defined benefit pension plan that provides benefits for employees of Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., Add, Inc. (and its subsidiaries), MRC Telecommunications, Inc. (and its subsidiaries), Trumbull Printing, Inc., and PrimeNet Marketing Services, Inc. who meet minimum age and service eligibility requirements. The normal monthly retirement benefit under the plan, assuming attainment of the normal retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average monthly compensation during the last five years of employment (taking into account base salary and incentive compensation as reported in the Summary Compensation Table), number of years of active plan participation and an actuarially determined Social Security offset.

   The following table shows the approximate annual retirement benefit payable on retirement at age 65 under the Journal Communications, Inc. Employees' Pension Trust for employees in specified compensation ranges with varying years of participation in the plan:

                       Estimated Annual Retirement Benefit

             Five Year          Years of Plan Participation
      Average Compensation          20        30        40

              $200,000           $ 48,400  $ 72,600  $ 88,700
               250,000             61,400    92,100   112,500
               300,000             74,400   111,600   136,200
               350,000             87,400   131,100   160,000
               400,000            100,400   150,600   183,700

   With respect to the officers and directors listed in the "Summary Compensation Table" above, all five were participants in the pension plan. Mr. Kahlor has 24 years of plan participation, Mr. Smith has 20 years, Mr. Jarzembinski has 16 years, Mr. Karavakis has 15 years, and Mr. Kiel has 9 years.

   Employee Incentive Plan
   All full-time and part-time employees with at least one year of service with Journal Communications, Inc., Journal Sentinel Inc., Journal Broadcast Group, Inc., NorthStar Print Group, Inc., MRC Telecommunications, Inc., Add, Inc., and PrimeNet Marketing Services, Inc. (and, starting on January 1, 1996, IPC Communication Services, Inc.), are
   eligible to share in the benefits of the Employee Incentive Plan.   Under
   this plan, employee incentive bonuses are based on the operating earnings goals their company or operating unit achieves. Goals for each company are established annually by management. For an employee whose entity achieves operating earnings targets, the bonus payment will equal between two percent (2%) and six percent (6%) of the employee's eligible base pay, which includes commissions but excludes overtime.

   Compensation Committee Report
   In 1993, the Board of Directors established a compensation committee to be comprised of three members, none of whom would be an employee, to develop and implement compensation plans for senior management. The Board of Directors charged the Compensation Committee with the responsibility for assuring that officers and key management personnel of the corporation are effectively compensated in terms of salaries and benefits that are based on performance as well as being internally equitable and competitive with the market. Specifically, the Compensation Committee was directed to (i) independently review and approve the compensation plan proposed by the Chairman/CEO for the President, the Senior Vice President/CFO and the Presidents of the subsidiaries, and (ii) formulate and implement a compensation plan for the Chairman/CEO.

   For 1995, senior management compensation was reviewed by the Compensation Committee, and, where appropriate, was adjusted to continue phasing base salary levels closer to the targeted range of 90% of the median for the
   industry.   The Compensation Committee has established the following
   policies for executive base compensation, an annual incentive program, a long-term incentive program, and compensation for the chief executive officer.

        1.   Executive Base Compensation Plan.
   The Compensation Committee adopted the principle that the Company's executive compensation policy should be based primarily on performance. Compensation should also reflect the Company's desire to attract and retain quality talent and the need to be competitive in the marketplace. With information provided by the Actuarial, Benefits and Compensation Division of Ernst & Young (Chicago), the Compensation Committee reviewed the Company's historical performance, current salary levels and the media industry workplace. With that information, the Committee received recommendations from management and approved executive pay grade levels that take into consideration market salary medians for 1995.

        2.   Executive Annual Incentive Plan.
   The Compensation Committee designed the Management Annual Incentive Plan to reward key individuals for achieving pre-established financial and non-financial goals that support the Company's annual business objectives and mission to enhance the value of employee-owners' investment. This annual incentive plan rewards executive performance as measured by net return on invested capital and annual growth in revenue, factors that primarily determine unitholders' value. For executives of Journal Communications, Inc., the annual incentives are based eighty percent (80%) on corporate financial performance and twenty percent (20%) on non-financial goals.
   For subsidiary presidents and other key managers, the annual incentives are based sixty percent (60%) on subsidiary performance, twenty percent (20%) on corporate performance and twenty percent (20%) on non-financial goals. Participation in this plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The goals established for each employee shall determine the minimum, median and maximum payments receivable annually under the plan. Minimum performance is expected to be achieved eighty percent (80%) of the time, median performance fifty percent (50%) of the time and maximum performance twenty percent (20%) of the time. Each participant will be apprised annually of the financial performance matrix and other goals that will determine the potential incentive payment the participant can receive.

        3.   Executive Long-Term Incentive Plan.
   The Compensation Committee established a Management Long-Term Incentive Plan to motivate and drive management behavior to achieve results that will enhance the employee-owner's investment over the long term. The incentive plan approved by the Committee is based on net return on equity over a three-year period. Corporate executives will be rewarded one hundred percent (100%) on Journal Communications' performance while subsidiary presidents will be rewarded sixty percent (60%) on subsidiary performance and forty percent (40%) on corporate performance. Participation in this incentive plan is limited to key employees of the Company and its subsidiaries whose job responsibilities have a direct impact on the strategic goals of the Company. The initial participants in this plan are limited to the Chairman/CEO, President, Senior Vice President/CFO and the Presidents of the subsidiaries. No payments will be achievable until 1996, and no awards were made under this plan as of the end of fiscal year 1995.

        4.   CEO's Compensation.
   The Chairman/CEO's total yearly compensation is dependent upon the Company's overall performance and growth of shareholder value. Factors influencing the Compensation Committee's determination of the Chairman/CEO's base compensation included the continued growth of the Company, the increased growth in the value of Journal Communications' stock units, the execution of the sale of Perry Printing Corporation and the merger of the Milwaukee newspapers, the chairman's continued efforts to diversify the Company's business, and recognition that his current compensation is below competitive norms within the industry.

   Stock Performance Graph
   The following graph shows a comparison of cumulative total returns for the Company's Common Stock ("JCI"), the Standard & Poor's 500 Stock Index ("S&P 500") and a "Peer Group" comprised of ten (10) other diversified media corporations.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
          Among Journal Communications, Inc., S&P 500 and a Peer Group


                            [Stock performance graph]


                  1990      1991      1992      1993      1994      1995
   S & P 500      100       130       140       155       157       215
   Peer Group     100       120       139       160       152       187
   JCI            100       109       119       129       139       150

   The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) (the "Total Return") for Journal Stock is based on a $100 investment as of January 1, 1991. The price of Journal Stock is calculated thirteen (13) times a year, or every four (4) weeks, using a formula that is based on the Company's earnings and assets over a five (5) year period. The formula is stated in Section 25 of the Journal Employees' Stock Trust Agreement, dated May 15, 1937. The Total Return for the S & P 500 Index is based on a $100 investment as of January 1, 1991. The Total Return for the Peer Group Index is based on a $100 investment in the ten (10) companies included in the Index, as of January 1, 1991. Companies in the Peer Group are: A. H. Belo Corporation, Gannett, Inc., Knight Ridder, Inc., Lee Enterprises, Inc., McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E. W. Scripps Company, Tribune Company and The Washington Post Company. (Affiliated Publications, Inc., was merged into The New York Times Company in 1993 and has been deleted from the Peer group.)

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors of Journal Communications, Inc., appointed Ernst & Young, LLP, 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, as the independent public accountant for the year 1995. In accordance with past Company practice, it is not expected that a representative of Ernst & Young will attend the Annual Meeting. The 1995 Annual Report, which was mailed to all stockholders during March of this year, will be officially accepted at the annual meeting on June 4, 1996. Any shareholder or unitholder having a question about the 1995 Annual Report or the Company's relationship with Ernst & Young should direct it to Paul M. Bonaiuto, Senior Vice President/CFO, P. O. Box 661, Milwaukee, Wisconsin 53201 (333 West State Street, Milwaukee, Wisconsin 53203). Mr. Bonaiuto will forward questions to Ernst & Young, and it will respond to such questions as soon as possible.

   Ernst & Young has served as the Company's certified public accountant for many years. During 1995, it performed an audit examination of the consolidated financial statements of the Company for inclusion in the Annual Report to stockholders and required filings with the Securities & Exchange Commission. Additionally, Ernst & Young performed the annual audit of Journal Employees' Stock Trust, the Journal Employees' Profit-Sharing Trust, the Journal Employees' Retirement Trust and the Journal Communications Pension Trust. (On October 1, 1995, the Journal Employees' Profit-Sharing Trust and the Journal Employees' Retirement Trust were consolidated into the Journal Communications Investment Savings Plan.)

                                  OTHER MATTERS

   A copy of the Form 10-K as filed with the Securities & Exchange Commission will be furnished without charge to stockholders or unitholders upon written request directed to Paul E. Kritzer, Secretary, Journal Communications, Inc., P. O. Box 661, Milwaukee, Wisconsin 53201 (333 West State Street, Milwaukee, Wisconsin 53203).

   A stockholder or unitholder wishing to include a proposal in the Company's proxy statement for the 1997 Annual Meeting of Stockholders must forward the proposal to the Secretary so it is received by Monday, February 3, 1997. The Company's By-laws establish procedures for nominations for elections of directors of the Company and for bringing business before any annual meeting of stockholders of the Company. Any such notice must contain certain information about the proposed business or the nominee and the stockholder or unitholder making the proposal.

   The management does not intend to present to the meeting any matters not referred to in the foregoing Notice of Annual Meeting and does not know of any matters that will be presented to the meeting by others.


                                      By Order of the Board of Directors,



                                      PAUL E. KRITZER
                                      Vice President & Secretary


   May 14, 1996